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                                                                   EXHIBIT 10.5



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                               SERVICES AGREEMENT

                                 BY AND BETWEEN

                       EINSTEIN/NOAH BAGEL PARTNERS, L.P.

                                      AND

                           EINSTEIN/NOAH BAGEL CORP.

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                                                             DECEMBER ____, 1997



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                               SERVICES AGREEMENT


                  This Services Agreement ("Agreement") is made as of December __, 1997 (the "Effective Date"), by and between Einstein/Noah Bagel Partners, L.P., a Delaware limited partnership ("Bagel Partners") and Einstein/Noah Bagel Corp., a Delaware corporation ("ENBC").


                                    Recitals

                  A. Bagel Partners develops, owns and operates certain retail food service establishments primarily utilizing ENBC's proprietary Einstein Bros.(R) and Noah's New York Bagels(R) concepts ("Stores") within certain defined geographic areas.

                  B. As of December 15, 1997, ENBC has offered employment to all employees of Bagel Partners (the "Transferred Employees").

                  C. Bagel Partners desires that ENBC provide the services (the "Services") provided by the Transferred Employees to Bagel Partners prior to their employment by ENBC (their "ENBC Employment"), and ENBC has agreed to provide the Services, upon the terms and subject to the conditions forth in this Agreement.


                                   Agreement

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, as well as other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:


                  1.   ENGAGEMENT OF ENBC.



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                       1.1  Services.  Bagel Partners hereby engages ENBC to
provide the Services and ENBC hereby agrees to provide the Services on the terms and subject to the conditions set forth in this Agreement. Bagel Partners and ENBC agree that the Services shall include, without limitation, accounting, corporate, managerial, human resources and training, operational, marketing, real estate and construction, insurance and information system services.

                       ENBC further agrees to make the Transferred Employees and the New Employees (as defined herein) available to Bagel Partners and its management for meetings and consultation at the reasonable request of Bagel Partners. All direct and out-of-pocket expenses incurred by ENBC in the course of such meetings and consultation with Bagel Partners shall be borne solely by Bagel Partners.

                       1.2 Stores. Bagel Partners and ENBC agree that the Services will be provided to Stores existing on the date hereof and developed by Bagel Partners and its subsidiaries after the date hereof.

                       1.3 Personnel. Bagel Partners and ENBC agree that the Services shall be provided by the Transferred Employees and any employees subsequently hired by ENBC, in ENBC's sole discretion, to provide the Services (the "New Employees").

                  2. TERM AND TERMINATION. Either party hereto may terminate this Agreement upon ninety (90) days' prior written notice to the other party. In the event of any such termination under this Section 2, Bagel Partners shall be obligated to pay ENBC, upon termination, all fees due and payable to ENBC under this Agreement through and as of the date of such termination, together with such reasonable costs and expenses incurred by ENBC as a result of such termination.

                  3. FEES AND COSTS. In consideration for the provision of the Services, Bagel Partners shall pay to ENBC an amount equivalent to all payroll, employee benefit, overhead and administrative and other expense severally associated with fees and costs incurred by ENBC in employing the Transferred Employees and the New Employees. Such amounts shall be paid



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by Bagel Partners as and when such expenses are incurred by ENBC. Bagel
Partners shall also reimburse ENBC for all out-of-pocket expenses incurred by ENBC in providing services hereunder, upon receipt of appropriate supporting documentation. Notwithstanding the foregoing, ENBC will not be entitled to compensation from Bagel Partners with respect to any grants of options to purchase ENBC common stock granted to any such Transferred Employees or New Employees.

                  4.   OTHER AGREEMENTS OF THE PARTIES.

                       4.1  Cooperation.   Bagel Partners and ENBC make the
following material covenants, upon which each party relies as an inducement to enter into this Agreement:

                            4.1.1  Bagel Partners agrees to supply ENBC all
information, materials, data, and documents reasonably necessary or advisable for ENBC to properly perform the Services in such form, format, or media as ENBC may reasonably request and to reasonably cooperate with ENBC in the performance of its duties hereunder, and Bagel Partners further agrees to use reasonable efforts to cause each of its Stores to do the same.

                            4.1.2  Bagel Partners agrees to provide ENBC with
reasonable access to Bagel Partners' office(s) for use by employees and/or agents of ENBC who are providing and/or delivering Services to Bagel Partners.

                            4.1.3  Bagel Partners agrees that it shall carry
insurance with respect to its operations and Stores as required by ENBC under its development agreement and license agreement with ENBC.

                            4.1.4  Each of ENBC and Bagel Partners will
promptly examine documents submitted by the other and will promptly render decisions pertaining thereto, when required, to avoid excessive delay in the performance of their respective obligations hereunder. ENBC and Bagel Partners shall execute and deliver any and all applications and other documents as are deemed necessary or appropriate in connection with this Agreement.



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                            4.1.5  ENBC and Bagel Partners will permit each
other to examine and copy data in their respective possession and control which affect the performance of their respective obligations under this Agreement, and will in every way reasonably cooperate with each other to enable the performance of their respective obligations under this Agreement. Bagel Partners shall hold in strictest confidence any and all confidential information that may come into Bagel Partners' possession or within Bagel Partners' knowledge concerning any of the products, services, processes, suppliers, operations and financial information of ENBC. Bagel Partners acknowledges that such information is of a highly confidential nature and is to be used solely for the purpose of assisting Bagel Partners in connection with this Agreement and in developing and refining its operations and Stores. Bagel Partners agrees to keep such information confidential and not to divulge such information to any third parties, except that Bagel Partners may disclose such information to (i) Bagel Partners' agents, including, but not limited to, Bagel Partners' accountants and/or attorneys, and Bagel Partners' investors, so long as such agent/investors are using such information in the course of assisting Bagel Partners with its operations and development of Stores or to assess or evaluate their investment, respectively, or (ii) if required to do so by law, legal process or court order.

                       4.2 Compliance with Laws. ENBC agrees to use its best efforts to comply with all governmental laws, regulations, and orders applicable to its operations with respect to performing the Services as contemplated by this Agreement.

                  5.   INDEMNIFICATION.

                       5.1 Indemnification. Notwithstanding any other agreement between the parties, Bagel Partners shall indemnify, defend, and hold ENBC and its officers, directors, agents, employees, contractors, and insurers (collectively, "Indemnified Parties") harmless from, and defend all Indemnified Parties against, all claims, losses, costs, damages and liabilities asserted against any Indemnified Party by any person or entity that relate to or arise from, directly or indirectly: (i) the execution or delivery of this Agreement by ENBC or Bagel Partners; (ii) the performance by any



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Indemnified Party of the Services to be provided to Bagel Partners under this
Agreement; or (iii) the gross negligence or willful misconduct of Bagel Partners, its agents, employees, or contractors, including, without limitation, Bagel Partners' violation or failure to perform, or misrepresentation with respect to, any of the terms, covenants, conditions, representations or warranties set forth in this Agreement. The parties understand and agree that this indemnification obligation shall apply to, without limitation, any claim by any current or former Transferred Employee arising from any violation or alleged violation of federal, state or local civil rights laws or ordinances, or sounding in breach of contract (express or implied), promissory estoppel, wrongful discharge, tort, defamation, interference with contract or business advantage, negligence, or reckless or willful misconduct. The parties also understand and agree that the indemnity obligation shall apply to all attorneys' fees and related costs incurred by any Indemnified Party in connection with any indemnified claim or in enforcing Bagel Partners' obligations under this paragraph.

                       5.2 Indemnification Procedures. Any party entitled to indemnification hereunder will give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense if assumed, the indemnifying party will not be required to pay the indemnified party's legal fees unless the indemnifying party has specifically requested the participation of indemnified party's counsel. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of such counsel a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. Failure to provide notice of any claim hereunder shall only relieve the indemnifying party hereunder to the extent such failure prejudices the indemnifying party. An indemnifying party may not settle any claim on behalf of the indemnified party without the indemnified party's consent, which shall not be unreasonably withheld, unless such claim is strictly



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monetary in nature and the indemnifying party is willing to satisfy such claim in full.


                  6.   MISCELLANEOUS.

                       6.1 Relationship of the Parties. In performing the Services set forth in this Agreement, ENBC shall be an independent contractor. ENBC will have neither express nor implied power or authority to execute agreements on behalf of Bagel Partners, Bagel Partners' Stores, or any of its or their employees. Nothing contained in this Agreement shall be construed to constitute ENBC as a partner or employee of Bagel Partners, nor shall any party have authority to bind the other in any respect, except as otherwise provided herein, it being intended that each party shall remain an independent contractor responsible for its own actions. Except as otherwise provided herein, ENBC shall not have nor hold itself out as having, the power to make contracts in Bagel Partners' name, to bind or to pledge Bagel Partners' credit, or to extend credit in Bagel Partners' name.

                       6.2 Notices. All notices provided under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by overnight express or facsimile transmission or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

                If to ENBC:

                       Einstein/Noah Bagel Corp.
                       14123 Denver West Parkway
                       Golden, CO 80401
                       Attention: Chief Financial Officer

                If to Bagel Partners:

                       c/o Einstein/Noah Bagel Corp.
                       14123 Denver West Parkway
                       Golden, CO 80401
                       Attention: President, Einstein/Noah Bagel Partners, Inc.



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Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally or by overnight express courier or facsimile transmission shall be deemed to have been given on the date it is so delivered, and any notice delivered by registered or certified mail delivery service shall be deemed to have been duly given three business days after it is sent to the intended recipient at the address set forth above.

                       6.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

                       6.4 Waiver of Punitive Damages and Jury Trial. IN THE ABSENCE OF FRAUD, NO PARTY HERETO SHALL SEEK OR BE LIABLE FOR PUNITIVE, SPECULATIVE, EXEMPLARY, OR SPECIAL DAMAGES FOR ANY ACTION OR INACTION RELATING TO THIS AGREEMENT. NO PARTY TO THIS INSTRUMENT, WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR, HEIR, OR PERSONAL REPRESENTATIVE OF A PARTY, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF THIS AGREEMENT, ANY RELATED INSTRUMENT, OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.

                       THE PROVISIONS OF THIS SECTION 6.4 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES IN ENTERING INTO THIS AGREEMENT.

                       6.5 Waiver. A failure of any party to insist in any instance upon the strict and punctual performance of any provisions of this



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Agreement shall not constitute a continuing waiver of such provision. No party shall be deemed to have waived any right, power, or privilege under this Agreement or any provisions hereof unless such waiver shall have been in writing and duly executed by the party to be charged with such waiver, and such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party or parties in any other respect or at any other time. If any provision of this Agreement shall be waived, or be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall be unaffected thereby and shall remain binding and in full force and effect.

                       6.6 Amendment. This Agreement may be amended or modified only by a written instrument signed by each of the parties hereto.

                       6.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, either oral or written, with respect thereto.

                       6.8 No Third Party Rights. Nothing contained in this Agreement is intended, nor shall it be construed, to create any rights in any person not a party to this Agreement.

                       6.9 Assignment. This Agreement will be binding and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns, but this Agreement may not be assigned by any party without the written consent of the other party.

                       6.10 Non-Exclusivity. Bagel Partners and ENBC acknowledge and agree that each shall have the right to enter into service agreements with other entities and that this Agreement is not an exclusive contract, so long as such other service agreements do not in any way affect ENBC's provision of Services or Bagel Partners' obligations to ENBC hereunder.

                       6.11 Captions and Headings. The captions and headings in this Agreement are for convenience and reference only, and the



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words contained therein shall not be held or deemed to define, limit, describe, explain, or modify, amplify, or add to the interpretation, construction, or meaning of any provision, or the scope of intent, of this Agreement or to in any way affect this Agreement.

                       6.12  Counterparts.   This Agreement may be executed in
any number of counterparts, each of which, when so executed and delivered, shall constitute an original and it shall not be necessary in making proof of this Agreement to produce or account for more than one original counterpart hereof.



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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first written above.


                                 EINSTEIN/NOAH BAGEL
                                 PARTNERS, L.P.

                                 By:  Einstein/Noah Bagel Partners, Inc.

                                 Its:  General Partner


                                 By:
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                                 Name:  Jeffrey L. Butler
                                 Title:  President

                                 EINSTEIN/NOAH BAGEL CORP.


                                 By:
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                                 Name:  Paul A. Strasen
                                 Title:  Senior Vice President



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